                            FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report:  March 20, 1996
                (Date of earliest event reported)


                 NATIONAL CITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)



    INDIANA                  0-13585               35-1632155
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)       Identification No.)
incorporation)


 227 Main Street, P.O. Box 868, Evansville, Indiana  47705-0868
            (Address of principal executive offices)


Registrant's telephone number, including area code:  812-464-9800


Former name or former address, if changed since last report:  N/A


Date of Report:  March 26, 1996

Pursuant to Section 13 or Section 15(b) of the Securities and
Exchange Act of 1934, Registrant hereby makes current report regarding the following event:


                     ITEM 5.  OTHER EVENTS.

          On March 20, 1996, the Board of Directors of
     Registrant declared a two for one stock split of Registrant's common stock to shareholders of record at the close of business on April 8, 1996, with all shareholders of record at the close of business on April 8, 1996, deemed to be holders of said increased common stock at said time. Certificates for this stock split shall be issued on April 19, 1996.

          Of the 10,000,000 authorized shares of common stock, 4,569,669 shares were issued and outstanding as of March 20, 1996. If this same number of shares are outstanding as of the record date, 4,569,669 shares would be issued in payment of this stock split; and the number of shares of common stock issued and outstanding after payment of this stock split would be 9,139,338. The Board of Directors adopted an amendment to the Articles of Incorporation, which will increase the number of authorized shares of common stock to 20,000,000 when filed with the Secretary of State effective April 8, 1996. The stock will continue to be without par value.


                            SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL CITY BANCSHARES, INC.



Date:  March 26, 1996              /s/ HAROLD A. MANN
                                   Harold A. Mann
                                   Secretary and Treasurer